EXHIBIT 5



                                                   April 3, 1997



St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, Minnesota  55117


Ladies and Gentlemen:

         I am the Vice President and General Counsel of St. Jude Medical, Inc., a Minnesota corporation (the "Company"). I am rendering the opinions set forth below in connection with the filing by the Company of a registration statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of common stock, par value $0.10 per share ("Common Stock"), of the Company to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of October 23, 1996, as amended by Amendment No. 1 thereto dated as of March 28, 1997 (the "Merger Agreement"), among the Company, Pacesetter, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Pacesetter"), and Ventritex, Inc., a Delaware corporation ("Ventritex"), pursuant to which Ventritex is to be merged with and into Pacesetter, with Pacesetter continuing as the surviving corporation and a wholly owned subsidiary of the Company.

         In connection therewith, I have reviewed the Registration Statement on Form S-4 (the "Registration Statement"), including the proxy statement and prospectus contained therein (the "Proxy Statement/Prospectus"), relating to the Merger, the Articles of Incorporation and By-laws of the Company, and the Merger Agreement. In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

         (i) The Company is a corporation duly incorporated and validly existing under the laws of the State of Minnesota.

         (ii) The shares of Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Minnesota, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any


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copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Proxy Statement/Prospectus, without admitting that I am an "expert" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                             Very truly yours,

                                             /s/ KEVIN T. O'MALLEY
                                             Vice President and General Counsel
                                             St. Jude Medical, Inc.